EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-239370 on Form S-3 and Registration Statement No. 333-268476 on Form S-8 of our reports dated February 24, 2023, relating to the financial statements of Xylem Inc. and the effectiveness of Xylem Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
Stamford, Connecticut
February 24, 2023